                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                                 RESPIFLOW, INC.
                                   (AS BUYER)

                                       AND

                                HEALTH MEDS, INC.
                                   (AS SELLER)

                          O.W. EDWARDS AND RICK HEDRICK
                         (AS THE SHAREHOLDERS OF SELLER)

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I          PURCHASE AND SALE OF ASSETS................................1
         1.1.      Certain Definitions........................................1
         1.2.      Purchase and Sale of Assets................................5
         1.3.      Consideration..............................................6
         1.4.      The Closing................................................7
         1.5.      Liabilities and Other Adjustments..........................7

ARTICLE II         REPRESENTATIONS AND WARRANTIES

                   OF SELLER AND THE SHAREHOLDERS ............................8
         2.1.      Corporate Status of the Company............................8
         2.2.      Capitalization of the Company; Stock Ownership.............8
         2.3.      Authority..................................................9
         2.4.      No Violation...............................................9
         2.5.      Financial Statements.......................................9
         2.6.      Interim Operations........................................10
         2.7.      Real Property; Contracts and Other Instruments............10
         2.8.      Tangible Property.........................................11
         2.9.      Title to Properties, Encumbrances.........................12
         2.10.     Taxes.....................................................12
         2.11.     Litigation................................................12
         2.12.     Consents and Approvals....................................12
         2.13.     Compliance with Law.......................................13
         2.14.     Employees; Employee Agreements and Plans..................14
         2.15.     Brokers and Finders.......................................15
         2.16.     Labor Unions..............................................15
         2.17.     Disclosure................................................15
         2.18.     Charter and ByLaws........................................15
         2.19.     Officers and Directors....................................15
         2.20.     Insurance and Bonds.......................................15
         2.21.     Relationships With Affiliates.............................16
         2.22.     Intellectual Property.....................................16
         2.23.     Accounts Receivable.......................................16
         2.24.     Regulatory Reports........................................16
         2.25.     Acknowledgment............................................16

ARTICLE III        REPRESENTATIONS AND WARRANTIES OF BUYER...................17
         3.1.      Status of Buyer...........................................17
         3.2.      Authorization.............................................17
         3.3.      No Violation..............................................18


                                       (i)

         3.4.      Brokers and Finders.......................................18
         3.5.      Disclosure................................................18
         3.6.      Consents and Approvals....................................18
         3.7.      Litigation................................................18

ARTICLE IV         COVENANTS OF SELLER AND SHAREHOLDERS......................18
         4.1.      Confidentiality...........................................18
         4.2.      Full Access...............................................19
         4.3.      Covenant to Satisfy Conditions............................19
         4.4.      Future Assistance Regarding Taxes.........................19
         4.5.      Notice of Litigation......................................19
         4.6.      Government and Other Consents.............................19
         4.7.      Termination of Plans......................................20
         4.8.      Updated Financial Statements..............................20
         4.9.      Additional Financial Statements...........................20
         4.10.     Bulk Sales................................................20
         4.11.     Name Change of Seller.....................................20

ARTICLE V          COVENANTS OF BUYER........................................21
         5.1.      Confidentiality...........................................21
         5.2.      Cooperation...............................................21
         5.3.      Covenant to Satisfy Conditions............................21
         5.4.      INTENTIONALLY OMITTED.....................................21
         5.5.      Non-Refundable Deposit....................................21

ARTICLE VI         CONDITIONS TO OBLIGATIONS OF SELLER.......................22
         6.1.      Performance...............................................22
         6.2.      Representations and Warranties True.......................22
         6.3.      No Governmental Proceeding or Litigation..................22
         6.4.      No Injunction.............................................22
         6.5.      INTENTIONALLY OMITTED.....................................22
         6.6.      Consideration.............................................22
         6.7.      Documentation.............................................23

ARTICLE VII        CONDITIONS TO OBLIGATIONS OF BUYER........................24
         7.1.      Performance...............................................24
         7.2.      Representations and Warranties True.......................24
         7.3.      No Governmental Proceeding or Litigation..................24
         7.4.      No Injunction.............................................24
         7.5.      Contracts; Consents.......................................24
         7.6.      Documentation.............................................24
         7.7.      No Material Adverse Change................................26
         7.8.      Approvals.................................................26



                                      (ii)

ARTICLE VIII       CONDUCT OF OPERATIONS.....................................26
         8.1.      Course of Business Through Closing........................26
         8.2.      Access to Books and Records...............................28

ARTICLE IX         INDEMNITY.................................................28
         9.1.      Indemnity of Seller and Shareholders......................28
         9.2.      Indemnity of Buyer........................................29
         9.3.      Claims Procedure..........................................30
         9.4.      Survival..................................................30
         9.5.      Limitation................................................31

ARTICLE X          TERMINATION AND ABANDONMENT...............................31
         10.1.     Methods of Termination....................................31
         10.2.     Procedure upon Termination................................32

ARTICLE XI         MISCELLANEOUS PROVISIONS..................................32
         11.1.     Amendment and Modification................................32
         11.2.     Waiver of Compliance......................................32
         11.3.     Expenses..................................................33
         11.4.     Notices...................................................33
         11.5.     Assignment................................................34
         11.6.     Publicity.................................................34
         11.7.     Governing Law.............................................34
         11.8.     Counterparts..............................................35
         11.9.     Interpretation............................................35
         11.10.    Entire Agreement..........................................35
         11.11.    Third Parties.............................................35
         11.12.    No Solicitation...........................................35
         11.13.    Additional Agreements.....................................36
         11.14.    Knowledge.................................................36



                                      (iii)

                               INDEX TO SCHEDULES

                                     HEADING

SCHEDULES                              DESCRIPTION
---------                              -----------

        1.3(c)          PS Arrangements and Average Monthly Revenue
        2.1             Qualification
        2.2             Capitalization and Stock Ownership
        2.4             No Violation
        2.5             Unaudited Financial Statements
        2.6             Interim Operations
        2.7             Real Property; Contracts and Other Instruments
        2.7A            Licenses
        2.8             Tangible Property
        2.9             Encumbrances
        2.10            Taxes
        2.11            Litigation
        2.12            Consents and Approvals
        2.13            Compliance with Law
        2.14            Employee Agreements and Plans
        2.19            Officers and Directors
        2.20            Insurance and Bonds
        2.21            Relationship with Affiliates
        2.22            Intellectual Property
        2.23            Accounts Receivable
        3.3             No Violation by Buyer
        7.6(b)          List of Key Employees to execute Non-Compete Agreement


EXHIBITS
--------

        1.3(a)          Form of Escrow Agreement
        6.7(g)          Form of Employment Agreement
        6.7(h)          Form of Opinion of Buyer's Counsel
        7.6(a)          Form of Bill of Sale
        7.6(b)          Form of Non-Compete Agreement
        7.6(h)          Form of Opinion of Seller's Counsel


                                      (iv)

                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT dated as of October 14, 1996 between RESPIFLOW, INC., a Florida corporation ("Buyer"); HEALTH MEDS, INC., a Florida corporation ("Seller" or the "Company"); and O.W. EDWARDS ("Edwards") and RICK HEDRICK ("Hedrick") (Edwards and Hedrick are collectively the "Shareholders" and individually a "Shareholder").

         In consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Buyer and Sellers hereby covenant and agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF ASSETS

                  1.1.     Certain Definitions.

                           (a) For all purposes of this Agreement, except as
otherwise expressly provided or unless the context otherwise requires:

                  "Accounts Receivable" means all of the rights to payment for services performed or products delivered as reflected on the billing records.

                  "Affiliate" has the meaning prescribed by Rule 12b-2 of the regulations promulgated pursuant to the Securities Exchange Act.

                  "Agreement" means this Asset Purchase Agreement, and the Schedules, as the same may hereafter be amended or supplemented from time to time.

                  "Assets" all of Seller's right, title and interest in and to the following: (i) the Seller's customer lists, records, account histories and other pertinent information; (ii) the exclusive right to the name "Health Meds" and any and all variations thereof, other than the names "Health Meds of Puerto Rico" and "Health Meds of Puerto Rico, Inc." which were previously assigned by Seller to a former shareholder of Seller; (iii) the Seller's Contracts and all contract rights, claims, goodwill and receivables relating thereto (subject, however, to the provisions of Section 1.5(b) below) except for Accounts Receivable earned prior to April 1, 1996; (iv) Seller's equipment as listed on
         Schedule 2.8 annexed hereto; and (v) Seller's interest in the Existing JV and the Existing JV's assets and operations and any and all other marketing interests or arrangements, except that the Assets shall not include the Seller's right to participate in profits from the Existing JV which were earned through

         June 30, 1996, it being understood that all profits of the Existing JV after June 30, 1996 are included in the Assets being sold to Buyer hereunder.

                  "Balance Sheet" means the balance sheet of the Company referred to in Section 2.5(a) of this Agreement.

                  "Buyer" means RespiFlow, Inc., a Florida corporation which is an wholly-owned subsidiary of Transworld and/or any Affiliate(s) of Transworld used to consummate the transactions contemplated hereby.

                  "Closing" means the closing of the transactions contemplated by this Agreement.

                  "Closing Date" means the date on which the Closing occurs.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" means Health Meds, Inc., a Florida corporation (which is sometimes referred to herein as the "Seller").

                  "Contracts" means the employment, representation, pharmacy support and other contracts, agreements, leases and other instruments (together with any amendments thereto or modifications thereof) to which the Company is a party, including without limitation "Pharmacy Support Arrangements" and those listed or otherwise referenced in Schedules 2.7 and 1.3(c).

                  "Environmental Law" means those laws pertaining to land use, air, soil, surface water, groundwater (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter, including, without limitation, the following laws as the same may be amended from time to time: (a) Clean Air Act (42 U.S.C. Section 7401, et seq.); (b) Clean Water Act (33 U.S.C. Section 1251, et seq.); (c) Resource Conservation Act (33 U.S.C. Section 6901, et seq.); (d) Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Section 9601, et seq); (e) Safe Drinking Water Act (42 U.S.C. Section 300f et seq.); (f) Toxic Substance Control Act (15 U.S.C. Section 2601, et seq.); (g) Rivers and Harbors Act (33 U.S.C. Section 401, et seq.); (h) Endangered Species Act (16 U.S.C. Section 1531, et seq.); and (i) Occupational Safety and Health Act (29 U.S.C. Section 651, et seq.); together with any other applicable federal, state, or local laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Substance into ambient air, land, surface water, ground water, personal property or structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, discharge or handling of any Hazardous Substance or medical waste.

                  "Existing JV" means the existing joint venture established by Seller and Transworld which commenced April 1, 1996 pursuant to an agreement dated March 27, 1996.

                  "Governmental Consent" means any consent (or waiver) that either Seller or Buyer is required to obtain from any federal, state or local governmental authority for Seller's transfer of the ownership of the Assets and business of the Company and/or control of such Assets and business, to Buyer.

                  "GAAP" means generally accepted accounting principles consistently applied.

                  "Hazardous Substance" means any pollutant, contaminant, hazardous or toxic substance, material, material waste, constituent or waste or any pollutant that is labelled or regulated as such terms are defined in any Environmental Law or that is labelled or regulated as such by any governmental authority and includes, without limitation, asbestos and asbestos-containing materials and any material or substance that is: (a) designated as a "hazardous substance" pursuant to section 307 of the Federal Water Pollution Control Act, 33 U.S.C.
         section 1251, et seq. (33 U.S.C. Section 1317); (b) defined as a "hazardous waste" pursuant to section 1004 of the Federal Solid Waste Disposal Act, 42 U.S.C. section 6901, et seq. (42 U.S.C. Section 6903);
         (c) defined as a "hazardous substance" pursuant to section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. section 9601, et seq. (42 U.S.C. Section 9601); or (d) is so designated or defined under any other applicable requirements of law.

                  "HM Business" means the respiratory medications pharmacy business as carried on by the Company as of June 30, 1996, which the Company represents and warrants has been carried on only through the Existing JV since April 1, 1996, exclusive of accounts receivable, collections and payments not related to the existing joint venture.

                  "Licenses" means the licenses, permits, authorizations, certifications or other grants of any governmental authority required for the lawful conduct of the Operations, all of which are set forth in
         Schedule 2.7A, including without limitation certifications needed to receive Medicare and Medicaid payments.

                  "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect to such asset.

                  "Material Adverse Effect" shall mean a material adverse effect on the financial condition, business, assets or results of operations of the Company, taken as a whole.

                  "Operations" means all business and operations of the Company, as presently conducted as more particularly described on Schedule 1.1 annexed hereto.

                  "Person" or "person" means any corporation, general partnership, limited partnership, limited liability company, joint venture, association, individual or other entity.

                  "Reporting Period" shall mean any taxable year (or other applicable reporting period).

                  "SEC" means the United States Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Seller" shall mean Health Meds, Inc. a Florida corporation which is sometimes referred to as the "Company"

                  "Shareholders" means collectively O.W. Edwards, and Rick Hedrick.

                  "Tax(es)" shall mean all federal, state, local and foreign income, franchise, sales, use, occupation, property, excise, alternative or add-on minimum, social security, employees' withholding, unemployment, disability, transfer, capital stock and other taxes (including, without limitation, any estimated taxes, and any interest and penalties), and "Tax" means any one of such Taxes.

                  "Tax Return(s)" shall mean all federal, state, local and foreign income franchise, sales, use, occupation, property, excise, alternative or add-on minimum, social security, employees' withholding, unemployment, disability, transfer, capital stock, estimated and other tax returns, and "Tax Return" means any one of the such Tax Returns.

                  "Transaction Documents" shall mean collectively, this Agreement, the Edwards Employment Agreement, the Non-Compete Agreements, the Escrow Agreement, the Bill of Sale and the other agreements and instruments to be executed and delivered by or to some or all of the parties hereto or otherwise referred to herein or therein in connection with the consummation of the transactions contemplated hereby or thereby.

                  "Transworld" shall mean Transworld Home HealthCare, Inc. a New York corporation.

                  "Walkaway Date" shall mean fifteen (15) days from the date of this Agreement;

                           (b) The following terms, as used herein, shall have
the meanings ascribed to them in the following sections of this Agreement.

Term                                                                  Section
----                                                                  -------
Average Monthly Revenue                                              1.3(c)(ii)
Earnout                                                                1.3(e)
ERISA                                                                   2.14
Excess Gross Profit                                                    1.3(e)
Existing JV Financials                                                 2.5(a)
Indemnified Party                                                      9.3(a)
Indemnifying Party                                                     9.3(a)
Laws                                                                    2.4
Offset Notice                                                           9.6
Plans                                                                   2.14
PS Arrangements                                                        1.3(c)
Subsequent Financial Statement                                         4.9(a)
Successfully Converted                                               1.3(c)(i)


                           (c) The plural of any term defined in the singular,
and the singular of any term defined in the plural, shall have a meaning correlative to such defined term.

                           (d) Unless the context otherwise requires, the terms
defined in Section 1.1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. All accounting terms defined in this Section 1.1, and those accounting terms used in this Agreement not defined in Section 1.1, except as otherwise expressly provided herein, shall have the meanings customarily given thereto in accordance with GAAP. Except as otherwise expressly provided herein all terms used in conjunction with description of securities have the meanings given to those terms under the Securities Exchange Act. When a reference is made in this Agreement to Sections , such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The use of the neuter gender herein shall be deemed to include the masculine and feminine genders wherever necessary or appropriate, the use of the masculine gender shall be deemed to include the neuter and feminine genders and the use of the feminine gender shall be deemed to include the neuter and masculine genders wherever necessary or appropriate.

                  1.2. Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties set forth herein, at the Closing, the Company shall sell, transfer, assign and deliver to Buyer, and Buyer shall purchase, acquire and accept from the Company, all of the Seller's right, title and interest in and the Assets of the Company free and clear of all Liens, except that the Oldsmobile Cutlass which is owned by the Existing JV is subject to a lien as noted on the certificate of title therefor, a true copy of which has previously been delivered to Buyer.

                  1.3. Consideration. (a) Subject to the terms and conditions of this Agreement at the Closing, Buyer shall deliver in cash, by wire transfer, the aggregate amount of $1,400,000 less the deposit referred to in Section 5.5 below payable as follows: (i) $820,000 to the Seller and (ii) $30,000 and $450,000 for an aggregate of $480,000 to the escrow agent pursuant to the terms and provisions of the escrow agreement annexed hereto as Exhibit 1.3(a).

                           (b) (i) The escrow period with respect to the $30,000
shall end at the close of business on that day which is the 180th day from (but excluding) the date hereof (the "Escrow Release Date") and monies shall be released from the escrow account as follows: within fifteen (15) days after the Escrow Release Date, the Buyer shall send to the escrow agent and the Seller a list of all Accounts Receivable of the Existing JV still outstanding for any reason as of the Escrow Release Date and a calculation of the Buyer's claim which shall be an amount equal to 50% of such outstanding receivables. If the escrow agent has not received a written objection to such claim from the Seller within thirty (30) days after the Escrow Release Date, then the escrow agent shall release an amount equal to the outstanding receivables on such list (or the principal amount in the account, if less) to the Buyer and the balance, if any to the Seller. If the Seller does send a written objection to such claim to the escrow agent and the Buyer within said thirty (30) day period, (which objection must be in reasonable detail as to each item on the list) then the escrow agent shall release an amount equal to the undisputed amount of the claim to the Buyer and shall retain the balance.

                           (ii) Until the Escrow Release Date, the Buyer, shall
use good faith and reasonable efforts to diligently collect all accounts receivable of the Existing JV outstanding as of the Closing and will allow Edwards access to its books and records and to assets and participate in such collection efforts, subject to the Buyer's usual policies and the reasonable direction of the Buyer's officers and employees. Edwards also agrees to use good faith and reasonable efforts to diligently assist the Buyer in the collection of all such receivables.

                           (iii) Seller agrees, and the Shareholders agree to
cause Seller, to immediately turnover to the Buyer (or pursuant to Buyer's direction), in kind, any payments it may at any time receive with respect to the Accounts Receivable of the Existing JV.

                           (iv) Buyer's claims with respect to the accounts
receivable of Seller and the Existing JV outstanding as of the Closing shall be limited to the sum of $120,000.

                  (c) The $450,000 to be deposited into escrow pursuant to
Section 1.3(a) above shall be released from escrow on a monthly basis until the earlier of the release of the entire deposit or the first anniversary of the Closing; releases shall be based on the "Average Monthly Revenue" from those existing pharmacy support arrangements of Seller whether oral or written ("PS Arrangements") which are "Successfully Converted" at or after the Closing. If the Seller Successfully Converts PS Arrangements representing $100,000 or more in Average Monthly Revenue, then the entire $450,000 would be released; if PS Arrangements representing revenues less than $100,000 in Average Monthly Revenue are Successfully Converted, then a pro-rata portion of the $450,000 shall be released.

                           (i) For purposes hereof, "Successfully Converted"
shall mean when a customer under any of the PS Arrangements becomes a customer of Buyer's respiratory pharmacy development and acquisition program pursuant to a written agreement in the form customarily used for such program and otherwise in form and substance reasonably acceptable to Buyer.

                           (ii) For purposes hereof, "Average Monthly Revenue"
shall mean the collected revenues attributable to the applicable PS Arrangements during the months of July and August, 1996 divided by two (2).

                           (iii) Annexed hereto as Schedule 1.3(c) is a list
setting forth all of the PS Arrangements and the Average Monthly Revenue for each.

                  (d) Interest accrued on the monies held in escrow shall be distributed pro rata, according to how the principal amount is distributed.

                  1.4. The Closing. The closing (the "Closing") shall take place at the offices of Presser, Lehnan, Edelman, at Jacksonville, Florida at 10:00 a.m. local time on the Wallaway Date, subject to the satisfaction or waiver of the conditions set forth in Articles VI and VII hereof (the "Closing Date") or such other date and place as the Buyer and Seller shall agree upon.

                  1.5.     Liabilities and Other Adjustments.

                           (a) Neither Buyer, nor any of its Affiliates is
directly or indirectly assuming (and will not assume, pay or be responsible for the payment of) any of the debts, obligations or liabilities of Seller (whether now existing or hereinafter incurred) except that Buyer is assuming (i) those obligations under any Contracts that are assigned to Buyer in accordance with the terms hereof which arise after the date of such assignment and (ii) all liabilities and obligations of the Existing JV reflected on the "Existing JV Financials", as defined in Section 2.5(a) below and those obligations of the Existing JV incurred since then in the ordinary course.

                  (b) Notwithstanding the foregoing or any other provision of this Agreement, Buyer may, in its discretion, determine not to assume one or all of the Contracts with sales representatives or sales people and instead enter into a new contract directly with such sales representative(s) in accordance with Buyer's policies and Seller and Shareholders hereby agree to hold the Buyer harmless from any and all claims and liabilities relating to the old Contracts which are being so replaced and terminated.

                  (c) Except for their willful misconduct, gross negligence or as otherwise expressly provided for in the Transaction Documents, neither Seller nor the Shareholders will be, directly or indirectly, responsible for the payment of any debts, obligations or liabilities of Buyer or the HM Business incurred by Buyer after the Closing.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

                         OF SELLER AND THE SHAREHOLDERS

         Seller and each of the Shareholders hereby jointly and severally represent and warrant to Buyer as follows:

         2.1. Corporate Status of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is duly qualified to do business in the jurisdictions listed on
Schedule 2.1, which are all jurisdictions in which the nature of the business transacted by it, or the character of its properties makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. The Company has all requisite corporate power and authority to own its property and assets and to carry on its business as now conducted. The Company has no ownership interest directly or indirectly in any other person or entity.

         2.2. Capitalization of the Company; Stock Ownership.

                  (a) The authorized capital stock of the Company is set forth on Schedule 2.2. The issued and outstanding shares of the Company's common stock are validly issued, fully paid, nonassessable and have not been issued in violation of any applicable state or federal laws, including without limitation, securities laws. None of the capital stock of the Company is subject to preemptive rights. Except as described in Schedule 2.2, there is no existing option, warrant, call, commitment or other agreement requiring or relating to, and there are no convertible or exchangeable securities outstanding which upon conversion or exchange would require the issuance of any additional shares of the capital stock of the Company or any other securities convertible into or exchangeable for shares of the capital stock of the Company or any other equity security of the Company. Except as described in Schedule 2.2, there are no voting agreements, voting trust agreements, shareholder agreements or other agreements relating to the capital stock of the

Company. The Company does not own or hold any record or beneficial interest in
(i) the capital stock of any corporation, (ii) any partnership, or (iii) any other entity.

                           (b) Each Shareholder is the exclusive record and
beneficial owner of those respective shares of the capital stock of the Company as are set forth opposite his name on Schedule 2.2 hereto, and has good and valid title to such shares of stock, free and clear of any and all Liens, other than as set forth on Schedule 1.2.

                           (c) The Shareholders own, beneficially and of record,
all of the issued and outstanding shares of the capital stock of the Company.

                  2.3. Authority. Each Shareholder and Seller has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby to be performed by such party. Each such party has duly taken all action required to be taken by him or it to authorize his or its execution and delivery of this Agreement and all other agreements to be executed and/or delivered by such party in connection herewith and the consummation of the transactions contemplated hereby to be performed by him or it under this Agreement or any other Transaction Document, and this Agreement is and when executed, such other agreements will be, a valid and binding agreement of such party enforceable against such party in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  2.4. No Violation. Neither the execution and delivery of this Agreement nor the agreements to be executed in connection herewith nor the consummation of the transactions contemplated hereby will violate any provision of the Company's articles of incorporation or by-laws, or, except as specified in Schedule 2.4, violate, or be in conflict with, or constitute a default under, or (i) result in the termination of, or accelerate the performance required by, any Contract, or (ii) cause the acceleration of the maturity of any debt or obligation pursuant to any agreement or commitment to which the Company is a party or by which the Company is bound, or (iii) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority (collectively, the "Laws").

                  2.5. Financial Statements. Seller has delivered to Buyer, together with supporting schedules, copies of the following financial statements of the Company:

                           (a) Unaudited financial statements of the Company
consisting of balance sheets and statements of operations, as at and for the Company's fiscal years ended December 31, 1993, December 31, 1994 and December 31, 1995 and as at and for the six months ended June 30, 1996 and unaudited financial statements for the Existing JV (the

"Existing JV Financials") consisting of balance sheets and statements of operations as at and for the period April 1 through June 30, 1996. The financial statements referred to in this Section 2.5 present fairly the financial position and results of operations of the Company as at and for the periods indicated, in conformity with GAAP consistently applied during such period, and the financial statements for the period ended December 31, 1995 reflect pre-tax income less than $70,000; and

                           (b) Except as set forth in the financial statements
referred to in this Section 2.5 or as set forth in Schedule 2.5 or in any other Schedule to this Agreement, or which were incurred in the ordinary course of business and which do not in the aggregate exceed $15,000, the Company has no liabilities, obligations or commitments of any nature, matured or unmatured, fixed or contingent or otherwise. Company shall not have any liabilities outstanding to any banks or financial institutions, or the Shareholders or employees of the Company.

                  2.6. Interim Operations. Since April 1, 1996, except as set forth on Schedule 2.6; (i) the Operations have been conducted in the ordinary and usual course consistent with past practice; (ii) the Company has not entered into or otherwise become a party to any agreement to take any action which would, if taken prior to the Closing, breach any representation, warranty, covenant contained in Articles II, III, IV or VIII; (iii) the Company has not incurred any obligations or liabilities except in the ordinary course of business; (iv) the Company has not sold, transferred or leased to others or otherwise disposed of any of its assets except for the disposition of obsolete or worn-out equipment or any disposition with respect to which such assets have been replaced with assets of at least equal value; (v) the Company has not suffered any material damage or destruction (whether or not covered by insurance) to any of its assets which assets have not been repaired or replaced; and (vi) the Operations have been conducted solely through the Existing JV and the Company does not have any business or operations other than its interest in the Existing JV and the business conducted thereby.

                  2.7. Real Property; Contracts and Other Instruments. (a)
Schedule 2.7 sets forth a list and summary description of (i) all real property owned by the Company and all buildings and other structures located on such real property; (ii) all leases, subleases or other agreements under which the Company is lessor or lessee of any real property (it being understood and agreed that Buyer is not assuming and Seller is not assigning any interest or obligation relating to Seller's lease of premises in Quincy, Gadsden County, Florida or otherwise); (iii) all options held by the Company or contractual obligations on its part to purchase or acquire any interest in real property; and (iv) all options granted by the Company or contractual obligations on its part to sell or dispose of any interest in real property. Such leases, subleases and other agreements are in full force and effect; with respect to the performance of the Company, there is no material default or event of default or event which with notice or lapse of time or both would constitute a material default thereunder; and the Company has not received any notice of any default thereunder.

                           (b) All contracts, guaranties, powers of attorney,
commitments, Licenses, leases or other agreements including the Contracts to which the Company is a party or by which it is bound are listed on Schedule 2.7.

                           (c) All Licenses which the Company is required to
obtain and maintain in order to carry on the HM Business substantially as previously conducted are listed on Schedule 2.7A.

                           (d) All of the Licenses and Contracts listed in
Schedule 2.7 are valid and binding, enforceable in accordance with their respective terms (except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws, now or hereafter in effect, relating to the enforcement of creditors' rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion), and are in full force and effect. There is not under any Contract or License any default by the Company or, to any Seller's knowledge, by any party thereto, or event which, after notice or lapse of time, or both, would constitute such a default as a result of which any party has the right to terminate such Contract or License. Except as set forth in Schedule 2.7, to the knowledge of Seller no party to any Contract or License has indicated any intention or is required by law (1) to terminate or amend the terms thereof, (2) to refuse to renew the same upon expiration of its term, or
(3) to renew the same upon expiration only on terms and conditions which are more onerous than those pertaining to the existing Contract or License. True and complete copies of all such Licenses and Contracts (together with any and all amendments thereto) have been delivered to Buyer. Other than the Contracts and Licenses, the Company requires no contract, agreement, license, franchise or permit to enable it to carry on its business substantially as presently conducted. None of the Contracts or Licenses would be breached by virtue of the transactions contemplated hereby, provided the consents listed in Schedule 2.12 are obtained.

                  2.8. Tangible Property. Schedule 2.8 sets forth a complete and correct list of all interests owned or claimed by the Company (including, without limitation, options) in or to the equipment, furniture, leasehold improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property material as to the business of the Company which has not been sold or disposed of in the ordinary course of business since April 1, 1996. All leases, conditional sale contracts, franchises or licenses pursuant to which the Company may hold or use any interest owned or claimed by the Company (including, without limitation, options) in or to tangible property are in full force and effect and, with respect to the performance of the Company, there is no default or event of default or event which with notice or lapse of time or both would constitute a default. The tangible property of the Company is in good operating condition and repair as of the date hereof so as to permit the Company to conduct its business consistent with its normal operating procedures. To Seller's knowledge the Company has received no notice that any of its tangible property is in violation of any existing law or any building, zoning, health, safety or other ordinance, code or regulation where the violation of which would have a Material Adverse Effect.

During the past three years there has not been any significant interruption of the operations of the Company due to inadequate maintenance of the tangible property.

                  2.9. Title to Properties, Encumbrances. The Company has good title to or where applicable, valid contract interests in its respective Assets, free and clear of all defects, liens, claims, charges, security interests or other encumbrances of any nature except (i) matters specified in Schedule 2.9;
(ii) materialmen's, mechanics', carriers', workmen's, warehousemen's, repairmen's or other like liens arising in the ordinary course of business, or deposits to obtain the release of such liens; (iii) other liens, imperfections in title, charges, easements, restrictions and encumbrances which, individually and in the aggregate, do not detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, other than in any de minimis respect; (iv) liens for current taxes not yet due; and (v) the lien referred to in Section 1.2 above.

                  2.10. Taxes. (a) The Company has filed or caused to be filed, or will file on a timely basis for periods for which returns are not yet due, all United States federal income Tax Returns and all other federal, state and local Tax Returns required to be filed by it in the United States or elsewhere to reflect the operations of the Company, and all taxes shown as due on such Tax Returns have been paid. Except as set forth in Schedule 2.10, the Company has not executed any waiver or extensions of any statute of limitations on the assessment or collection of any Tax or with respect to any liability arising therefrom. Except as set forth in Schedule 2.10, none of the federal, state or local income Tax Returns for the Company has been audited by any taxing authority including without limitation, the United States Internal Revenue Service. True and correct copies of the United States corporation income Tax Returns for the Company for the years 1993, 1994 and 1995 and extensions with respect to 1995 have been delivered to Buyer. The Company has not filed any consent or election under the Code, other than such consents and elections, if any, reflected in such income Tax Returns.

                           (b) As of the date hereof and as of the day preceding
the Closing Date, the Company files and shall file, for federal income tax purposes, Tax Returns on the basis of a calendar year.

                           (c) The Company is not a party to any tax-sharing or
tax allocation agreement.

                  2.11. Litigation. Except as set forth in Schedule 2.11, there is no action, suit, or proceeding before any court or governmental or other regulatory or administrative agency or commission pending and, to the knowledge of Seller, there is no such investigation or action threatened against the Company.

                  2.12. Consents and Approvals. Except as set forth in Schedules
2.12 and 1.3(c), no consent, approval, license or authorization of any governmental or regulatory authority or other person is required by Shareholders or the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby or to enable Buyer to carry on the HM Business substantially as presently conducted, except as disclosed in Section 4.6. Except as set forth in the preceding sentence or in Schedules 2.12 and 1.3(c), no consent, approval, authorization, notice to, or filing with any other person is necessary pursuant to any Contract, License or otherwise to permit the consummation of the transactions contemplated hereby. To the best knowledge of Seller and Shareholders, the consummation of the transactions contemplated by this Agreement will not give rise to the termination of any of the Contracts nor will any third party whose consent is required refuse to give such consent. Buyer acknowledges that "best knowledge of Seller and Shareholders" for purposes of the foregoing is not based on direct inquiry of any such third party.

                  2.13. Compliance with Law. (a) Except as set forth in Schedule 2.13, the Operations are not in violation of any applicable laws, regulations and other requirements of all federal governmental authorities (including Environmental Laws), and of all states, municipalities and other political subdivisions and agencies thereof having jurisdiction over the Company, including but not limited to all federal and state laws and regulations relating to Medicare and Medicaid.

                           (b) Without limiting the generality of the foregoing,
the Company has been and is in compliance with The False Statement Statute (18 U.S.C. Section 1001), The Criminal False Claims Statute (18 U.S.C. Section 287), The Civil False Claims Act (31 U.S.C. Sections 3729), The Medicare and
Medicaid Civil Monetary Penalties Act (42 U.S.C. Sections 1320a- 7a), The Medicare and Medicaid Criminal Penalties Act (42 U.S.C. Section 1320a-7b), The Stark Law (42 U.S.C. Section 1395nn), The Medicare and Medicaid Anti-Kickback law (42 U.S.C. Section 1320a-7b(b)) and all similar state statutes in all of the states in which the Company operates or provides services.

                           (c) No third-party payor (including, without
limitation, Medicare or Medicaid) has asserted any liability against any of the Company in respect of any period through the date hereof which has not been settled or paid; to the best knowledge of each of the Sellers, there is no pending audit or any pending or threatened audit assessment or retroactive rate adjustment against the Company, and no basis therefor, for any period through the date hereof; and, if any such audit assessment or retroactive rate adjustment is so asserted, it will be promptly paid or otherwise satisfied by the Company and will have no material effect upon any of their rates, operations or financial performance.

                           (d) Schedule 2.13 hereto also contains a complete and
correct list of all agreements, arrangements and other relationships of the Company currently in effect, or in effect at any time since April 1, 1996, with individuals and entities who refer or have referred to or otherwise generate or have generated business for the Company (including without limitation, sales representatives and referring health care providers).

                           (e) The Seller has no actual knowledge that any
referring physician, chiropractor, podiatrist, dentist, nurse or other licensed health professional currently has, or has had at any time after April 1, 1996, an ownership interest in or otherwise have or had a financial relationship with the Company.

                  2.14. Employees; Employee Agreements and Plans. (a) Schedule
2.14 contains a complete list of all employee benefit plans, as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and all agreements, including employment agreements, incentive compensation or bonus agreements or other such arrangements, severance agreements and indemnification agreements and arrangements, to which the Company is a party as of the date of this Agreement and/or pursuant to which the Company provides benefits to its current or former employees (the "Plans"). Except as set forth on Schedule 2.14, the Company is not a party to an employment agreement which, subject to applicable law, is not terminable at will by the Company. The Company is subject to written employment agreements set forth in Schedule 2.14 hereof. Copies of all of the written Plans and descriptions of any unwritten Plan have been delivered or made available to Buyer. Except as disclosed in Schedule 2.14, the Company is not a party to, has in effect or to become effective after the date of this Agreement, any employee benefit plan as defined in 3(3) of ERISA, and there are no commitments to amend any of the Plans except as contemplated hereby. Schedule 2.14 lists all employees of the Company, together with each such employee's respective date of initial employment, present title and present annual salary.

                           (b) Each Plan is in compliance with all material
terms of ERISA, the Code and other applicable laws. Each Plan has substantially complied on a timely basis with all applicable material reporting and disclosure requirements under ERISA and the Code. Except as provided in Schedule 2.14 no Plan provides post-retirement medical or death benefits to former employees of the Company. None of the Company or the Shareholders is aware of the existence of any governmental audit or examination of a Plan. There exists no action, suit or claim (other than a routine claim for benefits) with respect to any Plan pending, or to the knowledge of any Sellers, threatened against any Plan or trustees or administrators thereof.

                           (c) With respect to each Plan (i) that is intended to
be tax-qualified, and each amendment thereto, it is the subject of a favorable determination letter except as described in Schedule 2.14, and no Plan amendment that is not the subject of a favorable determination letter would affect the validity of a Plan's letter; (ii) no material liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company (or any trade or business affiliated with the Company within the meaning of Section 414 of the
Code) to be incurred with respect to any Plan, and there has been no event or condition which presents a risk of termination thereof; (iii) no Plan is subject to Title IV of ERISA; (iv) no prohibited transaction, within the definition of section 4975 of the Code or Title 1, Part 4 of ERISA, has occurred which would subject the Company to any liability; and (v) all contributions, premiums or payments accrued, in whole or in part, under each Plan or with respect thereto as of the Closing will be paid prior to the Closing, including, but not limited to, contributions thereto with respect to the plan year ending immediately prior to the Closing.

                           (d) Annexed hereto as Schedule 2.14 is a listing of
the Company's active employees, date of hire, entry date under any retirement plan, the current compensation arrangements for such employees, and whether or not any such employee is the subject of a written employment agreement or whose employment is not terminable at will by the Company.

                  2.15. Brokers and Finders. Neither Seller nor Shareholders have employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

                  2.16. Labor Unions. The Company is not a party to any collective bargaining agreement. As of the date of this Agreement (i) none of the employees of the Company is presently a member of any collective bargaining unit related to his or her employment, and (ii) no collective bargaining unit has filed a petition for representation of any of the employees of the Company.

                  2.17. Disclosure. No representation or warranty of Seller made in this Agreement or in connection herewith or in any document furnished pursuant hereto (i) contains any statement which is untrue or incorrect in any material respect or (ii) omits any statement of material fact required to make the statements herein or therein not misleading.

                  2.18. Charter and By-Laws. The Seller has heretofore delivered to Buyer a true and complete copy of the charter (certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation) and the By-Laws or comparable instrument (certified by the Secretary thereof) of the Company as in effect on the date hereof. The minute book of the Company contains true and complete records of all meetings and consents in lieu of meeting of the Boards of Directors (and any committees thereof) and of its stockholders since the time of its incorporation and accurately reflects all transactions referred to in such minutes and consents in lieu of meeting. The stock books of the Company are true and complete.

                  2.19. Officers and Directors. Schedule 2.19 contains the name and position of each officer and director of the Company.

                  2.20. Insurance and Bonds. Schedule 2.20 sets forth a list of all policies of property, fire and casualty, product liability, workers' compensation and other forms of insurance owned or held by the Company. True, complete and correct copies of all the insurance policies set forth on Schedule
2.20 have been furnished to Buyer. Schedule 2.20 also sets forth a list of all surety bonds to which the Company is a party.

                  2.21. Relationships With Affiliates. Except as set forth in
Schedule 2.21, during the period beginning April 1, 1996, neither the officers, directors or Shareholders of the Company nor any Affiliate of the Company, individually or collectively, owns or has owned of record or as a beneficial owner, an equity interest or any other financial or profit interest in any firm, corporation or any other entity or person which (a) has had business dealings or a financial interest in any transaction with the Company other than business dealings or transactions which are conducted in the ordinary course of business with the Company or (b) which is in competition with the Company with respect to any services of the Company in any market presently served by the Company except for less than one percent (1%) of the outstanding capital stock of any such competing business which is publicly traded on any recognized exchange or in the over-the-counter market. Except as described in Schedule 2.21, no officer, director, shareholder, or Affiliate of the Company has any right or claim against the Company. Except as set forth in Schedule 2.21, the Company has not made any sales, transfers or conveyances of any kind of any inventory or other assets of the Company to an Affiliate of any Seller other than those for which the Company has received fair market value.

                  2.22. Intellectual Property. Schedule 2.22 contains a complete and accurate list of all of the Company's intellectual property assets including, but not limited to, all fictitious business names, trade names, registered and unregistered trademarks, service marks and applications and all material software owned, used or licensed by the Company.

                  2.23. Accounts Receivable. Except as set forth on Schedule
2.23 hereto, all accounts receivable of the Existing JV including those generated in July and August 1996 arose from sales in the ordinary course of business, are collectible in the ordinary course of business (subject to normal and customary business disputes and reserves for bad debt not in excess of those historically experienced) and the Seller is not aware of any disputes with respect to any accounts receivable which involve in the aggregate any material amount.

                  2.24. Regulatory Reports. Without limiting the generality of
Section 2.13 above, the Company has since January 1, 1995 timely filed all reports (other than tax returns which are the subject of Section 2.10) required to be filed by it with the appropriate federal, state and local governmental or quasi governmental authorities or agencies. The Company has not been audited by Medicare or Medicaid or any other state or local governmental or quasi governmental authority or agency, other than for occasional ordinary overpayments and explanation of payment requests made by said payor, all of which overpayments and requests are immaterial in the aggregate.

                  2.25. Acknowledgment. It is recognized by Buyer and Seller that the Medicare and Medicaid programs' rules, regulations and policies regarding the coverage of supplies provided to Medicare beneficiaries or Medicaid recipients and the appropriate amount of program payments for such items, and regarding the practice providers employ in marketing, selling and servicing said beneficiaries are often complex and replete with imprecise, uncertain or otherwise vague concepts and applications. As a result, the programs, in an attempt to clarify their policies, frequently revise their policies and guidelines and often attempt to apply such revisions retroactively. Consequently, Buyer and Seller recognize that Seller can make no covenant, warranty or representation that such a clarification or revision will not occur with respect to the Company or its operations.

                  2.26. No Conflicts. Neither the Seller nor any Shareholder associated with Seller is a party to or bound by any agreement, arrangement or other commitment which would preclude it from marketing or servicing any customers or patients of the HM Business in the United States or Puerto Rico, except that Buyer acknowledges that Seller is unable to use the name "Health Meds of Puerto Rico, Inc." or Health Meds of Puerto Rico anywhere in the world although to the best knowledge and belief of Seller and the Shareholders, the name "Health Meds" can be used anywhere in the world including Puerto Rico. Seller and Shareholders represent and warrant that to their best knowledge and belief there is no prohibition as to the use of the name "Health Meds, Inc." or any variation thereof in any jurisdiction.

                  2.27. Business Assets. The Assets being sold hereunder constitute all rights and properties necessary to conduct the HM Business as currently conducted and there are no assets or rights currently used in the conduct of the HM Business which are not included in the Assets being sold hereunder.


                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer hereby represents and warrants to Seller as follows:

                  3.1. Status of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite power and authority under its articles of incorporation and by-laws to carry on its business as it is now being conducted and to own the properties and assets it now owns.

                  3.2. Authorization. Buyer has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. Subject to Section 7.8, the Buyer has taken all action required by law, its articles of incorporation and by-laws to be taken by it to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and this Agreement is a valid and binding agreement of Buyer enforceable in accordance with its terms except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  3.3. No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby and thereby will violate any provisions of the articles of incorporation or by-laws of Buyer, or provided all consents and approvals listed in Schedule 2.12 annexed hereto are obtained and subject to Section 7.8, violate, or be in conflict with, or constitute a default under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, any agreement or commitment to which Buyer is a party or by which Buyer is bound, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

                  3.4. Brokers and Finders. Buyer has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

                  3.5. Disclosure. No representation or warranty of Buyer made in this Agreement or in connection herewith or in any document furnished pursuant hereto contains any statement which is untrue or incorrect in any material respect or omits any statement of material fact required to make the statements herein or therein not misleading.

                  3.6. Consents and Approvals. Except as set forth in Schedule
2.12 (assuming the accuracy of Seller's representations in Section 2.12) and subject to Section 7.8, no consent, approval, license or authorization of any governmental or regulatory authority or other person is required by Buyer in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except that Buyer may have to secure in its own name the some of the Licenses before it can conduct the HM Business if it does not already have such licenses.

                  3.7. Litigation. There is no action, suit, or proceeding before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of Buyer, threatened against Buyer with respect to Buyer's execution, delivery and performance of this Agreement.


                                   ARTICLE IV

                      COVENANTS OF SELLER AND SHAREHOLDERS

                  Seller and each Shareholder jointly and severally hereby covenant and agree with Buyer as follows:

                  4.1. Confidentiality. Seller agrees to keep confidential, and to cause its employees, counsel, accountants and other representatives to keep confidential, the terms and provisions of this Agreement as well as all documents and other information and data, whether written or oral, relating to Buyer, furnished by Buyer and its representatives, subject in all respects to any exercise by Seller of any of their rights or remedies hereunder. Nothing contained herein shall prevent Sellers from disclosing the terms and provisions of this Agreement or delivering any documents, or disclosing other information or data relating to Buyer (a) in connection with any legal proceedings to which it is a party (or otherwise pursuant to a valid subpoena) or pursuant to the valid request of a government agency or otherwise to the extent required by law or (b) to Seller's consultants, advisors, counsel and accountants provided that Sellers shall take appropriate precautions to assure that any such documents, information and data shall be and remain subject to the provisions of this Section 4.1.

                  4.2. Full Access. The Company to shall afford to Buyer, its counsel, accountants and other representatives full access during normal business hours to the plants, offices, warehouses, properties, customers, suppliers, books and records of the Company in order that Buyer may have the opportunity to inspect the affairs of the Company provided that any such inspection shall be conducted only after reasonable prior notice and then only in such a manner as not to unduly interfere with the operation of the business of the Company. Seller shall also cause the officers, and accountants of the Company to furnish such additional financial and operating data and other information relating to the Company as Buyer may from time to time reasonably request.

                  4.3. Covenant to Satisfy Conditions. Seller shall use its best efforts to insure that each of the conditions set forth in Article VII hereof to be satisfied by Seller is satisfied, insofar as such matters are within the reasonable control of Seller.

                  4.4. Future Assistance Regarding Taxes. Buyer and Seller will provide each other with such assistance as may reasonably be requested by either of them in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and provide the other, at all reasonable times, with any work papers, records or other information which may be relevant to such return, audit or tax examination, proceedings or determination. The party requesting assistance hereunder shall reimburse the other party for reasonable expenses incurred in providing such assistance.

                  4.5. Notice of Litigation. Seller will promptly notify Buyer in writing of any litigation commenced or threatened against the Company or the transactions contemplated hereby.

                  4.6. Government and Other Consents. (a) Promptly following the execution of this Agreement, the Company shall prepare all filings necessary or appropriate for it to file under applicable state or federal law with respect to the transactions contemplated by this Agreement. Drafts of such documents shall be delivered to the Buyer and its counsel for review not less than five business days prior to the Closing and the final documents, reflecting any reasonable comments by Buyer and its counsel, shall be filed prior to the Closing if required by applicable law and evidence thereof shall be provided at closing or, if not required by applicable law to be filed prior to Closing, then shall be delivered at Closing fully executed by Seller with all related items required for filing.

                           (b) Promptly following the execution of this
Agreement, the Company shall diligently use its best efforts to obtain all consents from third parties necessary for the consummation of the transactions contemplated hereunder, all of which are listed on Schedule 2.12 hereto, including, without limitation, any required consents under the Contracts.

                           (c) Promptly following the execution of this
Agreement, the Company shall assist Buyer in preparing and applying for any Licenses which are necessary or desirable for Buyer's operation of the HM Business which the Buyer does not already have, if any and shall further assist the Buyer, post-Closing, in obtaining such Licenses.

                  4.7. Termination of Plans. The Seller shall file all necessary papers to terminate all Plans as promptly as possible after the Closing, without any liability to Buyer as a result of such termination.

                  4.8. Updated Financial Statements. The Company shall, subject to timely receipt of any required financial information from Transworld, furnish Buyer with monthly unaudited balance sheets and income statements for the Company and the Existing JV within 15 days after the close of each calendar month commencing with the month of August, 1996 until Closing.

                  4.9. Additional Financial Statements. Seller shall, within a reasonable time period after the Closing, deliver to Buyer such audited and unaudited financial statements of the Company as shall be necessary in Buyer's opinion for inclusion in the Buyer's periodic filings under the Securities Exchange Act (the "Subsequent Financial Statements"). An accounting firm selected by Buyer shall have the right to review the Subsequent Financial Statements and to comment thereon. The Subsequent Financial Statements shall be prepared in accordance with (i) GAAP and present fairly the financial position and results of operations of the Company as at and for the periods then ended; and (ii) Regulation S-X under the Securities Act and shall be in proper form and content for inclusion without modification in the periodic filings of the Buyer to be made under the Securities Exchange Act. All costs of the foregoing shall be borne by the Buyer.

                  4.10. Bulk Sales. The parties waive any requirement for compliance with the procedures of any applicable "bulk sales" law. Seller agrees to pay all of its obligations as and when they become due.

                  4.11. Name Change of Seller. Promptly after the Closing, Seller shall make such filings in its state of incorporation and in each state in which it is qualified to do business to change Seller's name to a name which is totally dissimilar to and cannot be confused with Seller's existing name.

                                    ARTICLE V

                               COVENANTS OF BUYER

                  Buyer hereby covenants and agrees with Sellers as follows:

                  5.1. Confidentiality. Buyer agrees to keep confidential, and to cause its employees, counsel, accountants and other representatives to keep confidential, the terms and provisions of this Agreement as well as all documents and other information and data, whether written or oral, relating to the Company furnished by Seller or its representatives, subject in all respects to any exercise by Buyer of any of its rights or remedies hereunder. If the sale transaction contemplated hereby is not consummated, for any reason whatsoever, then Buyer shall return to Seller all documents and other information and data obtained from the Company by Buyer, Buyer's employees, counsel, accountants or other representatives, and Buyer shall destroy all summaries, notations, analyses and other reports prepared by or for Buyer which incorporate or are based upon any of such documents, information or data. Nothing contained herein shall prevent Buyer from disclosing any such information or delivering any documents, or disclosing information or data relating to any Seller, the Company or this Agreement (a) as required in connection with any legal proceedings to which it is a party (or otherwise pursuant to a subpoena) or pursuant to the request of a government agency or to the extent required by law, (b) to Buyer's consultants, advisors, counsel, accountants, lenders and its direct or indirect investors, provided that Buyer shall take appropriate precautions to assure that any such documents, information and data shall be and remain subject to the provisions of this Section 5.1, or (c) the SEC or any other regulatory authority having jurisdiction over the Buyer or the transaction contemplated hereby, including the filing of this Agreement or any portion thereof in connection with Buyer's periodic filing requirements under the Securities Act or the Securities Exchange Act.

                  5.2. Cooperation. Whenever requested by Seller, Buyer shall reasonably cooperate with Seller in Seller's efforts to obtain the consents referred to in Section 4.6 hereof. Such cooperation shall include, but shall not be limited to, the preparation and delivery of such documentation and/or information as any governmental authority or third party may reasonably request.

                  5.3. Covenant to Satisfy Conditions. Buyer shall use its best efforts to insure that each of the conditions set forth in Article VI hereof to be satisfied by Buyer is satisfied, insofar as such matters are within the control of Buyer and subject to the other terms and conditions of this Agreement.

                  5.4. INTENTIONALLY OMITTED.

                  5.5. Non-Refundable Deposit. Upon the execution of this Agreement, Buyer shall pay to Seller a deposit of $100,000, which deposit shall be applied against the purchase price in the event of the closing of this transaction and of which $50,000 shall be non-refundable under any circumstances. If for any reason this transaction does not close (other than Seller's failure to comply with the terms and provisions hereof), the deposit shall be and remain the property of the Seller as liquidated damages.


                                   ARTICLE VI

                       CONDITIONS TO OBLIGATIONS OF SELLER

                  Each and every obligation of Seller under this Agreement to be performed at or before the Closing shall be subject to the satisfaction, at or before the Closing, of each of the following conditions, unless waived in writing by Seller:

                  6.1. Performance. Buyer shall have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be performed or complied with by Buyer at or prior to the Closing and Buyer shall have delivered to Seller a certificate executed by its President or any Vice-President dated the Closing Date to such effect.

                  6.2. Representations and Warranties True. The representations and warranties of Buyer contained herein shall be true and accurate in all material respects (i) on and as of the date of this Agreement and (ii) on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, except for changes expressly permitted by the terms hereof, and Buyer shall have delivered to Seller a certificate of Buyer, executed by its President or any Vice-President, dated the Closing Date, to such effect.

                  6.3. No Governmental Proceeding or Litigation. No suit, action, or other legal or administrative proceeding by any governmental body or other person shall have been instituted against the Company or Buyer which questions the validity or legality of the transactions contemplated hereby.

                  6.4. No Injunction. On the Closing Date there shall be no effective injunction, writ, temporary restraining order or any other order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided and there shall be no proceeding seeking the same pending.

                  6.5. INTENTIONALLY OMITTED

                  6.6. Consideration. Buyer shall have delivered to the Seller the purchase price as described in Section 1.3(a) above.

                  6.7. Documentation. Buyer shall have delivered to Seller the following:

                           (a) a copy of the articles of incorporation
(including any amendments thereto) of Buyer certified as of any date within 30 days of the Closing Date by the Secretary of State of the state of its incorporation as being true and correct and in full force and effect;

                           (b) a certificate of the Secretary of Buyer, dated
the Closing Date, certifying that attached thereto is a true and correct copy of the by-laws of Buyer as in full force and effect at the Closing Date;

                           (c) a certificate of existence (or equivalent such
certificate) for Buyer, dated within 30 days of the Closing Date, issued by the Secretary of State of the state of incorporation of Buyer;

                           (d) an incumbency and specimen signature certificate
of Secretary of the Buyer, dated the Closing Date, with respect to the officers of Buyer executing this Agreement and any other document executed, filed or delivered hereunder by Buyer at or prior to the Closing;

                           (e) a certificate of the Secretary or an Assistant
Secretary of the Buyer, dated the Closing Date, certifying that the corporate minutes of Buyer relating to this Agreement and the transactions contemplated hereby (which corporate minutes shall be annexed to such certificate and shall evidence Buyer's authorization and approval of Buyer's execution, delivery and performance of this Agreement, and the execution and delivery of any document or instrument to be executed, filed or delivered hereunder by or on behalf of Buyer and the performance of the obligations of Buyer hereunder and thereunder), are in full force and effect on and as of the Closing Date;

                           (f) the certificate of Buyer referenced in Sections
6.1 and 6.2 above; and

                           (g) a form of employment agreement between Buyer and
O.W. Edwards, in substantially the Form of Exhibit 6.7(g) annexed hereto.

                           (h) a signed opinion of Buyer's counsel, dated the
Closing Date and addressed to Seller, in substantially the form of Exhibit 6.7(h) annexed hereto.

                                   ARTICLE VII

                       CONDITIONS TO OBLIGATIONS OF BUYER

                  Each and every obligation of Buyer under this Agreement to be performed at or before the Closing shall be subject to the satisfaction, at or before the Closing, of each of the following conditions, unless waived in writing by Buyer:

                  7.1. Performance. Seller shall have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be performed or complied with by Seller at or prior to the Closing and Seller shall have delivered to Buyer a certificate dated the Closing Date to such effect.

                  7.2. Representations and Warranties True. The representations and warranties of Seller and Shareholders contained herein shall be true and accurate in all material respects (i) on and as of the date of this Agreement, and (ii) on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, except for changes expressly permitted by the terms hereof, and Seller and Shareholders shall have delivered to Buyer a certificate of Seller and Shareholders dated the Closing Date, to such effect.

                  7.3. No Governmental Proceeding or Litigation. No suit, action, or other legal or administrative proceeding by any governmental body or other person shall have been instituted which questions the validity or legality of the transactions contemplated hereby.

                  7.4. No Injunction. On the Closing Date there shall be no effective injunction, writ, temporary restraining order or any other order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided and there shall be no proceeding seeking the same pending.

                  7.5. Contracts; Consents. Seller shall use its best efforts to transfer to Buyer at Closing all of the Contracts with all necessary consents.

                  7.6. Documentation. Seller shall have delivered to Buyer the following:

                           (a) a Bill of Sale of Seller, duly executed by Seller
in the form of Exhibit 7.6(a) annexed hereto;

                           (b) a Non-Compete Agreement, duly executed by each
key employee of the Company listed on Schedule 7.6(b) annexed hereto and each Shareholder in the form of Exhibit 7.6(b) annexed hereto;

                           (c) a copy of the articles of incorporation
(including any amendments thereto) of the Company certified as of any date within 30 days of the Closing Date by the Secretary of State of the state of its incorporation as being true and correct and in full force and effect;

                           (d) a certificate of the Secretary of the Company,
dated the Closing Date, certifying that (i) the articles of incorporation referenced in subsection (d) above have not been amended or modified in any respect on or subsequent to the effective date of the Secretary of State's certificate referenced in subsection (d) above and (ii) attached thereto is a true and correct copy of the by-laws of the Company as in full force and effect at the Closing Date;

                           (e) a certificate of existence (or equivalent good
standing certificate) for the Company, dated within 30 days of the Closing Date, issued by the Secretary of State of the state of incorporation of the Company updated at Closing;

                           (f) a specimen signature certificate, dated the
Closing Date, of each Seller, executing this Agreement and any other document or instrument required to be executed, filed or delivered hereunder by or on behalf of any such Seller at or prior to Closing;

                           (g) the certificate of Seller referenced in Sections
7.1 and 7.2 above;

                           (h) a signed opinion(s) of Seller's counsel, dated
the Closing Date and addressed to Buyer (and if requested, to Bankers Trust Company and the other senior lenders to Transworld and Transworld's Affiliates), in substantially the form of Schedule 7.6(h) hereto;

                           (i) Subject to receipt of necessary information from
Transworld, Seller deliver to Buyer in form and substance satisfactory to Buyer the unaudited balance sheet, income statement and cash flow statement for the months of July and August 1996, which financial statements shall have been prepared in accordance with generally accepted accounting principles consistently applied and the financial statements required pursuant to Section
4.9 above;

                           (j) certificates of amendment in form suitable for
filing (which Buyer shall file or cause to be filed at Seller's expense) changing Seller's name in its state of incorporation and in all states where Seller is qualified to conduct business to a name which is not similar to and cannot be confused with "HealthMeds" or any other name used by Buyer or any of its Affiliates; and

                           (k) releases in recordable form of all liens, claims
and encumbrances on any of the Assets.

                  7.7. No Material Adverse Change. Between the date of this Agreement and the Closing Date there shall have been no material adverse change in the financial condition, business or operations of the Company.

                  7.8. Approvals. At or prior to the Closing Date, Transworld's senior lenders, and the boards of directors of Buyer and Transworld shall each have approved the execution, delivery and performance of this Agreement and the other Transaction Documents, and Buyer shall have satisfactorily completed its review and due diligence with respect to the business of the Company.


                                  ARTICLE VIII

                              CONDUCT OF OPERATIONS

                  8.1. Course of Business Through Closing. From the date hereof through the Closing, and except as otherwise expressly consented to or approved by Buyer in writing or as specifically otherwise provided for herein, Seller shall:

                           (a) carry on the Operations in substantially the same
manner as heretofore conducted and only in the ordinary course;

                           (b) without limiting the generality of Section 8.1:

                                 (i) use its best efforts to preserve intact its
businesses and organization and to preserve the goodwill of its licensors, suppliers and customers and others having business relations with it and to retain the services of those employees designated by Buyer prior to the Closing;

                                 (ii) take all reasonable steps to keep all
material Contracts in full force and effect;

                                 (iii) cause the Company to conduct its
marketing, promotional, billing and collection practices consistent with past practices;

                                 (iv) to the extent within its reasonable
control, not permit any increase or decrease in rates charged by the Company for services or products, unless agreed to by the Buyer in writing.

                           (c) not permit or allow any of the property or assets
(real, personal or mixed, tangible or intangible) of the Company to be subjected to any mortgage, pledge, lien or encumbrance, except for those of a kind permitted under Section 2.9 hereof;

                           (d) not permit to the Company to grant any increase
in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee engaged in the operation of to the Company, except in the ordinary course of business and consistent with past practice but in no event exceeding 10% of any such officers' or employees' salaries;

                           (e) not permit the Company to cancel, modify or amend
any material contract or enter into any new material contract.

                           (f) not permit the Company to sell, assign, transfer
or otherwise dispose of any of its assets, except for (i) dispositions with respect to which such assets are replaced with assets of at least equal value or
(ii) the value of the assets disposed of without such replacement does not exceed $10,000 in the aggregate;

                           (g) not:

                                         (i) amend its Articles of Incorporation
or By-laws;

                                         (ii) issue or commit to issue any
additional shares of capital stock, or any other securities;

                                         (iii) issue, sell or grant any option,
warrant or right to acquire or otherwise dispose of any of its authorized but unissued capital stock, or other securities (or commit to do any of the foregoing);

                                         (iv) repurchase or redeem any shares of
capital stock or commit to do so or make any distributions in respect of its capital stock or any other securities;

                                         (v) split, combine or reclassify its
capital stock or declare, set aside or pay any dividend, payable in stock or property with respect to any of its capital stock or make any other distribution;

                                         (vi) merge or consolidate with any
other entity whether or not the Company is the surviving corporation or liquidate or sell all or substantially all of its assets;

                                         (vii) incur any indebtedness other than
as agreed pursuant to the terms of this Agreement; or

                                         (viii) fail to comply in all material
respects with all Laws applicable to the HM Business.

                  8.2. Access to Books and Records.

                           (a) From and after the date hereof to and including
the Closing Date, Seller shall permit Buyer and its auditors, through their authorized representatives, during normal business hours, to have reasonable access to and to examine all books and records of the Company, at Buyer's expense and without interference with normal business operations.

                           (b) Seller and Buyer shall each direct their
respective representatives to render any assistance which the other party may reasonably request in examining or utilizing records referred to in this Section
8.2. Buyer agrees to preserve all files and records which are subject to this
Section 8.2 for a period of three years after the Closing Date, unless required by law to preserve same to a later date, provided that Buyer may destroy any such records during such three-year period after first giving reasonable notice thereof to Seller, and within 30 days of receipt of such notice, Seller may elect (upon notice to Buyer) to cause Buyer to deliver to them the records intended to be destroyed, at Seller's expense.


                                   ARTICLE IX

                                    INDEMNITY

                  9.1. Indemnity of Seller and Shareholders. Seller and each of the Shareholders hereby jointly and severally agree to defend, indemnify and hold Buyer (and its officers, directors, agents, employees, Affiliates, successors and assigns) harmless from, against and in respect of, any and all losses, liabilities, expenses or damages (including reasonable counsel fees) based upon, arising out of or otherwise in respect of:

                           (a) any untrue representation, breach of warranty or
nonfulfillment of any covenant or agreement by Seller contained herein or in any other Transaction Document or in any certificate, document or instrument delivered to Buyer hereunder or in connection herewith;

                           (b) any and all liabilities relating to the Assets or
Operations whether accrued, absolute or contingent arising out of or relating to events or circumstances which occurred prior to the Closing Date;

                           (c) any actual or threatened litigation, whether or
not the same is described in the books and records and financial statements of the Company or any Schedule hereto relating to the business or Operations of the Company and with respect to events prior to the Closing Date;

                           (d) any and all losses, liabilities, expenses or
damages arising out of any of the Plans of Seller or their termination;

                           (e) any claim by any employee or former employee of
the Company arising out of his or her employment or the termination thereof, including but not limited to claims under OSHA, WARN, the Fair Labor Standards Act, the Family Medical Leave Act, the Americans with Disabilities Act and the Age Discrimination and Employment Act; and

                           (f) any and all actions, suits, proceedings, claims,
demands, assessments, judgments, costs and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

                  Notwithstanding anything herein to the contrary, Seller's and Shareholders' total liability under any indemnification obligation as may be set forth in this Agreement absent fraud, shall not exceed the total consideration paid or to be paid by Buyer to Seller pursuant to this Agreement.

                  9.2. Indemnity of Buyer. Buyer hereby agrees to defend, indemnify and hold Seller (and its officers, directors, agents, employees, Affiliates, successors and assigns) harmless from, against and in respect of any and all losses, liabilities, expenses or damages (including reasonable counsel fees) based upon, arising out of or otherwise is respect of:

                           (a) any untrue representation, breach of warranty or
nonfulfillment of any covenant or agreement by Buyer contained herein or in any other Transaction Document or in any certificate, document or instrument delivered to Seller hereunder or in connection herewith;

                           (b) any and all liabilities whether accrued, absolute
or contingent arising out of or relating to the Assets or the Operations which event or circumstances occurred on or after the Closing Date;

                           (c) any actual or threatened litigation relating to
the business or Operations of the Buyer with respect to events occurring on or after the Closing Date;

                           (d) any and all losses, liabilities, expenses or
damages arising out of any Plans of Buyer or their termination;

                           (e) any claim by any employee or former employee of
the Buyer arising out of his or her employment or the termination thereof; and

                           (f) any and all actions, suits, proceedings, claims,
demands, assessments, judgments, costs and expenses incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

                  9.3. Claims Procedure. The following procedure shall govern any claims which may be brought pursuant to the indemnification provisions of this Agreement.

                           (a) The party seeking indemnification (the
"Indemnified Party") shall immediately, after having been given any indication of a threatened or actual claim give written notice to the party against whom indemnification is sought (the "Indemnifying Party") of all claims, whether between the parties or raised by a third party, that could constitute a claim for indemnification. The written notice shall specify to the extent known by the Indemnified Party (i) the factual basis for such claim and (ii) the amount of the claim.

                           (b) With respect to claims between the parties,
following receipt of notice from the Indemnified Party of a claim, the Indemnifying Party shall have 30 days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Indemnified Party agrees to make available to the Indemnifying Party and/or its authorized representative(s) the information relied upon by the Indemnified Party to substantiate the claim. If the Indemnified Party and the Indemnifying Party agree at or prior to the expiration of said 30 days period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full amount of the claim. If the Indemnified Party and the Indemnifying Party do not agree within said 30 day period (or any mutually agreed upon extension thereof), the Indemnified Party may seek any appropriate remedy hereunder or otherwise.

                           (c) With respect to any claim by a third party as to
which the Indemnified Party is entitled to indemnification hereunder, the Indemnifying Party must be notified immediately and shall have the right at its own expense, to assume control of the defense of such claim, and the Indemnified Party shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third party claim, the Indemnified Party shall not have the right to participate in the defense of such claim. Notwithstanding anything herein to the contrary, neither party shall agree, without the consent of the other party, such consent not to be unreasonably withheld, to any claim, determination or decision relating to either Company's liability for taxes for any period ending on or prior to the Closing Date which will materially adversely affect or legally bind the other party or either Company for any period after the Closing Date.

                           (d) If the Indemnifying Party does not elect to
assume control of the defense of any third party claim by written notice thereof to the Indemnified Party, it shall be bound by the results obtained by the Indemnified Party with respect to such claim.

                  9.4. Survival. All statements made by Seller in this Agreement or in any other Transaction Document or in any certificate, instrument or agreement delivered by or on behalf of Seller pursuant to this Agreement shall be deemed representations and warranties of Seller, and all statements made by Buyer in this Agreement or in any other Transaction

Document or contained in any certificate, instrument or agreement delivered by or on behalf of Buyer pursuant hereto shall be deemed representations and warranties of Buyer. All the representations and warranties made by Seller and Buyer and all indemnities, covenants and agreements of Buyer and Seller hereunder or pursuant thereto shall survive the Closing regardless of any investigation made at any time by or on behalf of Buyer or Seller or any information Buyer or Seller may have.

                  9.5. Limitation. The foregoing obligations described in Sections 9.1 and 9.2 above shall be subject to the following limitations as well as the limitation in the last paragraph of Section 9.1. Seller shall not be responsible to indemnify Buyer under Section 9.1 above and Buyer shall not be responsible to indemnify Seller under Section 9.2 above, unless the aggregate of all such indemnifiable damages suffered by such party exceeds $25,000 except that such minimum shall not be applicable to Buyer's claims with respect to the Accounts Receivable of the Existing JV outstanding as of the Closing, which claims shall be handled as set forth in Section 1.3(b); subject to the preceding exception, when a party's indemnifiable claims total $25,000, such party shall be entitled to indemnification for the amount of all such claims, not just those in excess of such $25,000 threshold.

                  9.6. Offset. In addition to, and not in limitation of any other remedies available to Buyer, the amount of any indemnification obligation of Seller or any Shareholder under this Agreement or any other Transaction Documents, may be satisfied by the offset and deduction by Buyer of such amount from and against any amounts which are otherwise payable by Buyer to Seller under this Agreement or any of the other Transaction Documents. Buyer shall provide Seller with written notice of such offset (the "Offset Notice") and Seller shall retain and reserve the right to dispute the validity or propriety of any such offset by sending written notice of such dispute to Buyer within thirty (30) days of its receipt of the Offset Notice. Any amounts not paid by Buyer as a result of Buyer's assertion of a right to offset hereunder shall be paid into an interest bearing escrow account held by a mutually and reasonably acceptable escrow agent; Buyer and Seller agree that their respective counsel shall be an acceptable escrow agent, that they will, if requested execute and deliver a written escrow agreement in form and substance reasonably acceptable to them and that the costs and expenses of the escrow agent, if any, shall be shared equally by them.


                                    ARTICLE X

                           TERMINATION AND ABANDONMENT

                  10.1. Methods of Termination. This Agreement and the transactions contemplated herein may be terminated and abandoned at any time prior to, but not after, the occurrence of the Closing, as follows:

                           (a) By the mutual written consent of Buyer and
Seller;

                           (b) By Buyer on or after the Walkaway Date if any of
the conditions provided for in Article VII of this Agreement shall not have been satisfied by Seller or waived in writing by Buyer prior to the date of termination;

                           (c) By Seller on or after the Walkaway Date if any of
the conditions provided for in Article VI of this Agreement shall not have been satisfied by Buyer or waived in writing by Seller prior to the date of termination.

                  10.2. Procedure upon Termination. Without limiting any other provisions of this Section 10.2, in the event of the termination by Buyer or by Seller, or both, pursuant to Section 10.1 hereof, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by Buyer or Seller. If the transactions contemplated by this Agreement are terminated as provided herein:

                           (a) Each party shall redeliver all documents, work
papers and other material of the other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

                           (b) All confidential information received by either
party hereto with respect to the business of the other party or any of its Affiliates shall be treated in accordance with the terms hereof; and

                           (c) Neither party hereto shall have any liability or
further obligation to the other party to this Agreement except as stated in subparagraphs (a) and (b) of this Section 10.2 and except as set forth in
Section 5.5 or as the result of the breach of Section 11.12.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  11.1. Amendment and Modification. This Agreement may be amended or modified only by written agreement executed by the President or any Vice-President of Buyer and by the Seller.

                  11.2. Waiver of Compliance. Any breach by Seller, on the one hand, or by Buyer, on the other, of any obligation, covenant, agreement or condition herein may be waived only in writing and then only if such writing is signed by the President or any Vice President of Buyer and by the Seller, but such waiver of, or any failure to insist upon strict compliance with, any obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other breach.

                  11.3. Expenses. Whether or not the transactions contemplated by this Agreement shall be consummated, except as otherwise contemplated hereby, Seller agree that all fees and expenses incurred by them in connection with this Agreement shall be borne by Seller and Buyer agrees that all fees and expenses incurred by it in connection with this Agreement shall be borne by it, including, without limitation as to Seller or Buyer, all fees of their respective financial advisors, counsel and accountants. In addition to any other provision hereof with respect thereto, in the event that any party is required to institute litigation to protect or enforce its rights or remedies, the party prevailing in any such proceeding shall be entitled to its reasonable legal fees and expenses actually incurred.

                  11.4. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given, if delivered by hand, on the date so delivered, and if given by mail, on the fifth business day after the date so mailed (with postage prepaid), by registered or certified mail, return receipt requested:

                           (a)      if to Seller or the Shareholders, to:

                                    O.W. Edwards
                                    916 W. Jefferson Street
                                    Quincy, Florida  32351


                           with a copy to:

                                    Michael Bist, Esq.
                                    Gardner, Shelfer, Duggar & Bist
                                    1300 Thomaswood Drive
                                    Tallahassee, Florida  32312


or to such other person or address as Seller or any Shareholder shall furnish to Buyer in writing; and

                           (b)      if to Buyer or Transworld, to:

                                    Robert W. Fine, President
                                    Transworld Home HealthCare, Inc.
                                    75 Terminal Avenue
                                    Clark, New Jersey 07066


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
                           with a copy to:

                                    Leslie J. Levinson, Esq.
                                    Baer Marks & Upham LLP
                                    805 Third Avenue
                                    New York, New York  10022

or to such other person or address as Buyer shall furnish to Seller in writing.

                  For purposes of this Section 11.4, delivery by overnight courier (e.g., Federal Express) shall be deemed to be delivery by hand.

                  11.5. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but no party to this Agreement shall have any right to assign or otherwise transfer (in whole or in part) any of its rights, interests, duties or obligations hereunder without the prior written consent of the other party hereto; notwithstanding the foregoing, Buyer shall have the right to assign this Agreement to an Affiliate of Buyer. In the event of such assignment, the term Buyer as used herein shall also be deemed to mean any such Affiliate, provided however that in the event of any assignment by Buyer, including without limitation an assignment, to an Affiliate of Buyer, neither Buyer nor Transworld shall be released from its obligations, duties and liabilities, as provided in this Agreement.

                  11.6. Publicity. Neither Seller nor Buyer shall make or issue, or cause to be made or issued, any announcement or statement (whether written or oral) concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior written consent of the other party. This provision shall not apply, however, to any announcement or statement required in the reasonable opinion of Buyer or Seller, to be made by law or the regulations of any federal or state governmental agency or any stock exchange, except that the party required to make such announcement or statement shall provide a draft copy thereof to the other party hereto, and consult with such other party concerning the timing and content thereof, before making or releasing same.

                  11.7. Governing Law. This Agreement and the interpretation and enforcement thereof shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to any conflict of laws. Any provision of this Agreement prohibited by the laws of the State of Florida shall be ineffective to the extent of such prohibition without invalidating the remaining provisions of this Agreement. Each of the parties hereto irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought in the United States District Court for the Northern District of Florida, Tallahassee Division, or the Circuit Court of the Second Judicial Circuit, Gadsden County, Florida, and by execution and delivery of this Agreement each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally the jurisdiction of the aforesaid courts and irrevocably waives any and all rights such party may have to object to such jurisdiction.

                  11.8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall not be deemed a binding agreement between Buyer and any Seller until the same duly has been executed and delivered by the Buyer and Seller.

                  11.9. Interpretation. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement. Each of Seller and Buyer acknowledges that it has actively participated in the preparation, drafting and review of this Agreement, and each party hereby waives any claim that this Agreement or any provision hereof is to be construed against the other party hereto as the draftsperson thereof.

                  11.10. Entire Agreement. This Agreement, including the other documents and certificates delivered on or after the date hereof by or on behalf of either party hereto to the other party hereto referring to this Agreement or pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersede all prior documents, agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by or on behalf of either party hereto or any officer, employee, representative or agent of either party hereto.

                  11.11. Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or other entity other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

                  11.12. No Solicitation. Unless this Agreement is sooner terminated, Seller agrees, and shall use its best efforts to cause its respective officers, directors, employees and agents and stockholders, not to solicit or encourage, directly or indirectly, in any manner any discussion with, or furnish or cause to be furnished any information to, any person other than Buyer in connection with, or negotiate for or otherwise pursue, the sale of the Assets, stock and/or business of the Company, or any portion or all of its businesses, or any business combination or merger of the Company with any other party. Seller shall promptly inform Buyer of any inquiries or proposals with respect to the foregoing. In the event that the agreements in this Section 11.12 are violated by the Seller, the Company, or its officers, directors, employees, agents or stockholders, and the transactions contemplated hereby are not consummated as a result, then, in addition to the remedies available to Buyer hereunder, at law or equity or otherwise, Buyer shall be entitled to receive from the Seller all out-of-pocket expenses (including reasonable attorneys' fees and expenses relating to the subject matter hereof), which Buyer has incurred.

                  11.13. Additional Agreements. At and after the Closing Date, the Seller will without further consideration, execute and deliver such further instruments and documents and do such other acts and things as the Buyer may reasonably request in order to effect or confirm the transactions contemplated by this Agreement or any of the terms and provisions hereof.

                  11.14. Knowledge. As used herein, "to Seller's knowledge" or phrases of t 18 similar import means (i) the actual knowledge of any Seller or the executive officers or directors of the Company and (ii) the knowledge that such persons could obtain by making reasonable inquiry under the circumstances.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.


                                   HEALTH MEDS, INC.

                                       /s/ O.W. EDWARDS
                                   By: _____________________________
                                       Name:  O.W. Edwards
                                       Title: President

                                   /s/ O.W. EDWARDS
                                   _________________________________
                                   O.W. EDWARDS

                                   /s/ RICK HEDRICK
                                   _________________________________
                                   RICK HEDRICK


                                   RESPIFLOW, INC.

                                       /s/ ROBERT FINE
                                   By: _____________________________
                                        Name: Robert Fine
                                        Title: President




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